Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into and is effective on this 14th day of June 2006 by and between Tasco Holdings International, Inc., a Delaware corporation with principal address at 23 Brigham Road, Worchester, Massachusetts 01609 (the “Buyer”), and Bio-Matrix Scientific Group, Inc., a Delaware corporation with principal address at 1010 University Avenue, Suite 40, San Diego, California 92103 (the “Seller”). As used in this Agreement, the term, “Parties” shall refer to the Buyer, and the Seller jointly.

WHEREAS:

A.

Seller desires to sell and transfer to Buyer, all of the outstanding common stock of Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary Stock”) for a total purchase price of Ten Million (10,000,000) shares of the common stock of Buyer (the “Purchase Price”).

B.	The Seller seeks to sell and transfer to the Buyer, all of the outstanding Subsidiary Stock currently owned by the Seller.

C.	The Parties have completed their negotiations and subject to the terms and conditions set forth herein, hereby enter into this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

ARTICLE I

DEFINITIONS

SECTION 1.1.      Definitions. The following terms shall have the following meanings for the purposes of this Agreement.

“Acquired Company” means Bio-Matrix Scientific Group, Inc., a Nevada corporation (a wholly-owned subsidiary of Seller).

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and attorneys’ fees and expenses.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

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“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or foreign Law.

“Agreement” means this Stock Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time.

“Authority” means any governmental regulatory or administrative body, governmental agency, governmental subdivision or authority, any court or judicial authority, any public, private or industry governmental regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any regulation.

“Business” means, with respect to Buyer, the business described in Buyer’s reports filed with the U.S. Securities and Exchange Commission, including but not limited to, the Form 10-KSB for the fiscal year ending September 30, 2005 and the Form 10-QSB for the quarter ending March 31, 2006 and all other reports filed with the U.S. Securities and Exchange Commission.

“Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in Section 2.5 below.

“Closing Date” has the meaning set forth in Section 2.5 below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the Business and affairs of the Acquired Company that is not already generally available to the public.

“Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

“Directors of Acquired Company” shall mean all of the members of the Board of Directors of the Acquired Company.

“Directors of the Buyer” shall mean all of the members of the Board of Directors of the Buyer.

“Directors of the Seller” shall mean all of the members of the Board of Directors of Seller.

“Employee” means each employee and leased employee regardless of whether the term is initially capitalized.

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“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

“Environmental Laws” mean all federal, state, provincial, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, and the Waste Management Act, R.S.B.C. 1996 c. 482; Canadian Environmental Protection Act, 1999; S.C. 1999, c. 33 and any regulations thereto, each as amended, any so-called “Superlien” law, and any other similar federal, state, provincial or local statutes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means the Law Offices of William M. Aul, 7676 Hazard Center Drive, Suite 500, San Diego, California 92108.

“ERISA Affiliate” means, with respect to an Acquired Company, any other Person that, together with the Acquired Company, would be treated as a single employer under Section 414 of the Code.

“Escrow Agreement” shall mean the Escrow Agreement entered into by and among the Buyer, the Seller, and the Escrow Agent with respect to the Escrowed Stock and the Shares to be Cancelled, in the form attached hereto as Exhibit A with only such changes as shall be in form and substance satisfactory to the parties, acting reasonably.

“Escrowed Stock” has the meaning set forth in Section 2.3 below.

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“Financial Statements” means the following prepared by the Buyer and each of which are attached hereto at Exhibit B or which are listed as EDGAR-ized and shown at the web site of the U.S. Securities and Exchange Commission (www.sec.gov/company filings), including, but not limited to:

(a)          the audited financial statements of Buyer for the September 30, 2003, September 30, 2004, and September 30, 2005 fiscal years (including all notes thereto), consisting of the balance sheets and income statements at such dates and the related statements of earnings and cash flows for the twelve (12) month periods then ended; and

(b)          the unaudited financial statements of Buyer for the period ending March 31, 2006 (including all notes thereto), consisting of the balance sheet and the income statement at such dates and the related statements of earnings and cash flows for the three months ending March 31, 2006.

“GAAP” means with respect to the Buyer, United States generally accepted accounting principles as in effect from time to time as consistently applied by the Buyer as in effect from time to time.

“Hazardous Substance” means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Laws) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Laws.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means what is known or should have been known after reasonable investigation.

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“Latest Balance Sheet” means the unaudited balance sheet of the Acquired Company, dated as of April 30, 2006 attached hereto as Exhibit B.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Authority.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

“Material Adverse Effect” shall mean any circumstances, developments or matters whose effect on the Business any of the Buyer, properties, assets, results, operations, conditions (financial and other) and prospects, either alone or in the aggregate, is or would reasonably be expected to be materially adverse.

“Multiemployer Plan” has the meaning set forth in ERISA §3(37).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liabilities” means Liabilities owed to trade creditors, to governmental entities for payroll and personal property taxes and other like Liabilities incurred in the Ordinary Course of Business not in excess of One Thousand Dollars ($1,000).

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Purchase Price” means Ten Million (10,000,000) shares of the Stock of Buyer as issued by Buyer to Seller with each stock certificate representing said shares to contain a restricted securities legend in accordance with the Securities Act.

“Reserve for Tax Liability” means the reserve for unpaid state, federal and foreign income and franchise taxes.

“Schedules” means any disclosure schedules accompanying this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

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“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Seller” has the meaning set forth in the preface above.

“Shares” means all of the outstanding shares of the common stock of the Acquired Company, namely, twenty-five thousand (25,000) shares, (no par value) as owned and held by the Seller with each stock certificate representing the Shares to contain a restricted securities legend in accordance with the Securities Act.

“Shares to be Cancelled” means the cancellation of Ten Million (10,000,000) shares of the common stock of Buyer issued to, owned by, and registered in the name of John Luring.

“Stock” means Ten Million (10,000,000) shares of the Common Stock (par value $0.0001) to be issued to Seller in payment of the Purchase Price.

“Stockholder” has the meaning set forth in the preface above.

“Subsidiary” means any corporation, partnership or limited liability company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction” means the acquisition by the Buyer of all of the Shares of the Acquired Company, which is the subject of this Agreement.

“Threshold Amount” has the meaning set forth in Section 9.2 below.

ARTICLE II

PURCHASE AND SALE OF THE SHARES AND CANCELLATION OF THE SHARES TO BE CANCELLED

SECTION 2.1.       Basic Transaction. On and subject to the terms and conditions of this Agreement: the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Shares in consideration of the Purchase Price

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specified herein paid by the Buyer and Buyer shall cause the Shares to be Cancelled to be delivered at Closing to the Escrow Agent pursuant to that certain collateral agreement between the Buyer, the holder of the Shares to be Cancelled and the Escrow Agent.

SECTION 2.2.       Payment of Purchase Price. On or before June 9, 2006: (A) the Buyer shall deliver to the Escrow Agent the Purchase Price; (B) the Stockholder shall deliver to the Escrow Agent the Shares to be Cancelled; and (C) the Seller shall deliver to the Escrow Agent all of the Shares. Each of the Parties further agrees that on or before June 9, 2006, each of the Parties shall deliver to the Escrow Agent all of the additional documents as set forth in Section 2.6 (in the case of the Seller); and as set forth in Section 2.7 (in the case of the Buyer). On the Closing Date: (1) the Purchase Price shall be delivered to the Seller; (2) evidence of the Shares Cancelled shall be delivered to the Buyer; and (3) the Stock shall be delivered to the Buyer.

SECTION 2.3.       Escrow. On or before June 9, 2006, each of the Parties shall execute and deliver an executed copy of the Escrow Agreement to the Escrow Agent and perform all of the duties set forth in the Escrow Agreement attached hereto as Exhibit A.

SECTION 2.4.     Shares to be Cancelled. On or before June 9, 2006, Stockholder shall deliver to the Escrow Agent, one or more stock certificates representing the Shares to be Cancelled with instructions authorizing and instructing the Escrow Agent to deliver the Shares to be Cancelled to the Company’s stock transfer agent so that the same may be returned and cancelled.

SECTION 2.5.     The Closing. The closing of this Transaction (the “Closing”) shall take place at the offices of Law Offices of William M. Aul, 7676 Hazard Center Drive, Suite 500, San Diego, California 92108 commencing at 10:00 a.m. local time on the earlier of (i) July 1, 2006 or (ii) five (5) business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate this Transaction (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine, but in any event no later than July 6, 2002 (the “Closing Date”). It is the intent of the parties that the Buyer shall assume control of the Acquired Company immediately after the Closing.

SECTION 2.6.       Closing Deliveries by the Seller. To effect the transfer referred to in Section 2.1 hereof and the delivery of the Purchase Price, the Seller shall direct the Escrow Agent to deliver the following at the Closing:

(a)       One or more certificates evidencing the Shares, free and clear of any and all Liens, duly endorsed in blank by the Seller for transfer or accompanied by stock powers duly executed in blank;

(b)       A copy of this Agreement and the Escrow Agreement both duly executed by the Buyer;

(c) The original copy of all corporate minutes and actions of the Board of Directors and shareholders of the Acquired Company, including, but not limited records and authorizations received or issued to the Acquired Company’s

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stock transfer agent, the name and contact information of the Acquired Company’s tax advisors, accountants, and legal counsel;

(d)       A copy of all contracts, agreements, and commitments, leases, and all other documents relating to all real and personal property owned or leased by the Acquired Company together with such other documents as may be reasonably necessary to allow the Acquired Company to take full possession of all assets owned, leased, or used by it in connection with the conduct of its current business activity.

(e)       all other documents required to be delivered to the Buyer not specifically mentioned above in this Section 2.6.

(f)       a draft copy of the Form 8-K disclosing the transaction and providing detailed information, including financial information, as would be required to register a class of securities on Form 10 or Form 10-SB under the Exchange Act of the Acquired Company.

All instruments and documents executed and delivered to the Buyer pursuant hereto shall be in form and substance and shall be executed in a manner satisfactory to the Buyer and its counsel.

SECTION 2.7.      Closing Deliveries by the Buyer. To effect the transfer referred to in Section 2.1 hereof and the delivery of the Purchase Price, the Buyer shall direct the Escrow Agent to deliver the following to the Seller at the Closing:

(a)	One or more stock certificates representing the Purchase Price;

(b)       A copy of this Agreement and the Escrow Agreement both duly executed by the Buyer;

(c)       A duly signed copy of a letter of resignation of each and every officer and director of the Buyer with each such resignation to take effect at Closing together with a resolution, as duly adopted by the Buyer’s Board of Directors, electing the Seller’s nominees to the Buyer’s Board of Directors.

(d) Buyer shall cause Stockholder to deliver one or more stock certificates representing the Shares to be Cancelled.

(e) The original copy of all corporate minutes and actions of the Board of Directors and shareholders of the Buyer, including, but not limited records and authorizations received or issued to the Buyer’s stock transfer agent, the name and contact information of the Buyer’s tax advisors, accountants, and legal counsel, EDGAR filing agent, a listing of the EDGAR filing codes and such other information as may be reasonably necessary to allow the Buyer’s new officers and directors to effect a timely filing of the Buyer’s periodic reports with the U.S. Securities and Exchange Commission;

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(f)       A copy of all contracts, agreements, and commitments, leases, and all other documents relating to all real and personal property owned or leased by the Acquired Company together with such other documents as may be reasonably necessary to allow the Acquired Company to take full possession of all assets owned, leased, or used by it in connection with the conduct of its current business activity.

(g)       all other documents required to be delivered to the Seller pursuant to this Agreement not specifically mentioned above in this Section 2.7.

All instruments and documents executed and delivered to the Escrow Agent pursuant hereto shall be in form and substance, and shall be executed in a manner, satisfactory to the Seller and its counsel.

ARTICLE III

REPRESENTATIONS OF THE SELLER

The Seller hereby represents and warrants to the Buyer, as follows:

SECTION 3.1.       Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate this Transaction.

SECTION 3.2.       Brokers’ Fees. Neither the Seller nor the Acquired Company has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Buyer could become liable or obligated.

SECTION 3.3.       Shares. The Seller holds of record and owns beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Shares.

SECTION 3.4.	Organization, Qualification, and Corporate Power.

(a)       Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on Subsidiary. Subsidiary has full corporate power and authority

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and all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it.

(b)       Subsidiary. Subsidiary is a corporation duly organized, valid and existing under the Laws of Nevada. Subsidiary is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on Subsidiary. Subsidiary has full corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it. The copies of the articles of incorporation and bylaws of Subsidiary (as amended to date) which have been (or will be) delivered to the Buyer are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Subsidiary are correct and complete. Subsidiary is not in default under or in violation of any provision of its articles of incorporation or bylaws.

SECTION 3.5.	Capitalization.

(a)       Subsidiary. The entire authorized capital stock of Subsidiary consists of twenty-five thousand (25,000) shares of common stock, no par value, of which twenty-five thousand (25,000) shares are issued and outstanding and no shares are unissued. All of the issued and outstanding Shares of Subsidiary have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require Subsidiary to issue, sell, or otherwise cause to become outstanding any of the Shares of Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Shares of Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares of Subsidiary.

(b)     The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Buyer at the Closing will be sufficient to transfer the Seller’s entire interest, legal and beneficial, in the Shares and, after such transfer, the Buyer shall own all of the Shares. The Seller has full power and authority (including full corporate power and authority) to convey good and marketable title to all of the Shares, and upon transfer to the Buyer of the certificates representing such Shares, the Buyer will receive good and marketable title to such Shares, free and clear of all Liens.

SECTION 3.6.       Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of this Transaction will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the

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Acquired Company is subject or any provision of the articles of incorporation or bylaws of the Acquired Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the Acquired Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).

SECTION 3.7. Title to Assets. The Acquired Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it.

SECTION 3.8. Subsidiaries. The Acquired Company does not have any direct or indirect Subsidiaries, either wholly or partially owned and the Acquired Company has no direct or indirect economic, voting or management interest in any Person or owns any securities issued by any Person.

SECTION 3.9.    Financial Statements. The Financial Statements of the Acquired Company have been and will be prepared in accordance with GAAP and present fairly the financial position, assets and Liabilities of the Acquired Company as of the dates thereof and the revenues, expenses and results of operations of the Acquired Company for the periods covered thereby.

SECTION 3.10. Events Subsequent to Latest Balance Sheet. Since the date of the Latest Balance Sheet, there has not been any material change in the Business, financial condition, operations, results of operations, or future prospects of any of the Acquired Companies, or in any item set forth on any of the Schedules attached hereto, which would have a Material Adverse Effect on of the Acquired Company.

SECTION 3.11.    Undisclosed Liabilities. The Acquired Company does not have any Liability in excess of Twenty-Five Thousand Dollars ($25,000) except as shown on its balance sheet dated March 31, 2006

SECTION 3.12.    Tax Matters. The Acquired Company has duly and timely filed all Tax Returns that it has been required to file for all periods through and including the Closing Date. All such Tax Returns were correct and complete in all respects. There are no Liens on any of the assets of the Acquired Company that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Tax Returns of the Acquired Company has ever been audited or investigated by any taxing Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any taxing Authority with respect to the taxable years covered in such Tax Returns. The Acquired Company has withheld and paid all Taxes required to have been withheld and paid including, without limitation, sales and use taxes, and all Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

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SECTION 3.13.    Real Property. The Acquired Company does not own or have any interest in any Real Property except as disclosed to Buyer.

SECTION 3.14. Intellectual Property. The Acquired Company owns or has the right to use pursuant to license, sublicense, Contract, or permission all Intellectual Property necessary for the operation of their respective Businesses as presently conducted. Each item of Intellectual Property owned or used by the Acquired Companies immediately prior to the Closing hereunder will be owned or available for use by the Acquired Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Acquired Company has no reasonable basis to believe that it has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties

SECTION 3.15.    Tangible Assets. The Acquired Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their Businesses as presently conducted and as presently proposed to be conducted. The assets of the Acquired Company at the Closing will be sufficient to permit the Buyer to operate the Business as currently conducted.

SECTION 3.16.     Inventory. The Acquired Company does not maintain any raw materials, goods in process, or finished goods of any type.

SECTION 3.17. Contracts. The Acquired Company is not a party to any: (A) Contract (or group of related Contracts) for the lease of personal property to or from any Person; (B) any Contract (or group of related Contracts) with any Major Customer or Major Supplier; (C) any lease, pledge, conditional sale or title retention agreement; (D) any Contract concerning a partnership or joint venture; (E) any Contract with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person; (F) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible; (G) any Contract pursuant to which the Acquired Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course of Business); (H) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by the Acquired Company; (I) any form of Contract concerning confidentiality or non-competition or otherwise prohibiting the Acquired Company from freely engaging in any business; (J) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees; (K) any license, royalty or other Contract relating to Intellectual Property; (L) any Contract involving a governmental body; (M) any Contract for the employment of any individual on a full-tune, part-time, consulting, or providing severance benefits; (N) any Contract, whether or not fully performed,

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relating to any acquisition or disposition of the Acquired Company or any predecessor in interest or any acquisition or disposition of any subsidiary, division, line of business, or real property; (O) any Contract under which the Acquired Company has advanced or loaned any amount to any of its Directors, officers, and employees; and (P) any Contract under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Acquired Company.

SECTION 3.18.  Notes and Accounts Receivable. All notes and accounts receivable of the Acquired Company are reflected properly on its respective books and records.

SECTION 3.19.  Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Acquired Company.

SECTION 3.20. Insurance. The Acquired Company maintains sufficient insurance coverage reasonably appropriate for its current operations.

SECTION 3.21.  Litigation. To the Knowledge of the Seller, the Acquired Company is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party to any action, suite or proceeding, baring, investigation, or of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator; (iii) is not threatened to be made a party to any action, suit, proceeding, baring, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

SECTION 3.22. Employees. The Acquired Company has no outstanding oral or written employment agreements, commitments, or understandings. The Acquired Company does not maintain or have any commitments, oral or written, relating to any: (A) Employee Welfare Benefit Plan or Employee Pension Benefit Plan; (B) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an Employee Welfare Benefit Plan or Employee Pension Benefit Plan; or (C) any employment agreement.

SECTION 3.23. Environmental Matters. The Acquired Company and its Affiliates: (A) have complied and are in substantial compliance with all Environmental Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply with any such Environmental Laws; (B) have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether

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accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

SECTION 3.24.  Claims Against Officers and Directors. There are no threatened claims against any Director, officer, employee or agent of the Acquired Company or any other Person which could give rise to any claim for indemnification against the Acquired Company.

SECTION 3.25.     Taxes. On the Closing Date, the Acquired Company shall have no Liability for any Taxes in excess of One Thousand Dollars ($1,000) with respect to any periods ending on or before March 31, 2006.

SECTION 3.26.    Debt. On the Closing Date, the Acquired Company shall not have any Liabilities other than Permitted Liabilities unless the Buyer’s written consent thereto shall have been delivered by the Buyer to the Seller at least ten (10) days prior to the Closing Date.

SECTION 3.27.   Accuracy of Statements. Neither this Agreement nor any Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by the Seller to the Buyer or any of the Buyer’s Representatives or any Affiliate of the Buyer in connection with this Agreement or this Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

SECTION 4.1.       Organization of the Buyer and Capital Stock. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and legally authorized to do business in the states in which it conducts business. The Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws. The capital stock of Buyer is and will be at Closing as follows (except for the Ten Million Shares issued to Seller in payment of the Purchase Price): Buyer has 80,000,000 shares of its Common Stock outstanding (par value $0.0001) of which 12,780,000 shares are issued and outstanding and 20,000,000 shares of its Preferred Stock (par value $0.0001) are authorized of which no Preferred Shares are issued and outstanding. Buyer’s stockholders have not approved or ratified any amendment to Buyer’s Certificate of Incorporation except that which has been filed with the Secretary of State of the State of Delaware prior to May 24, 2006. Buyer has not entered into any agreement, commitment, or understanding, oral or written, which would

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cause Buyer to have any obligation to issue any additional shares of its capital stock or which would result in the issuance of additional shares of Buyer’s capital stock except as disclosed to Seller on Exhibit C attached hereto.

SECTION 4.2.       Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate this Transaction. All of the Shares to be Cancelled as delivered by the Stockholder at Closing are, as delivered, free from any claims and interests of any third parties and said shares may be cancelled by the Buyer without Buyer incurring any liabilities to any third party.

SECTION 4.3.       Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of this Transaction, will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

SECTION 4.4.       Brokers’ Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Seller could become liable or obligated.

SECTION 4.5. Title to Assets. The Buyer has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it.

SECTION 4.6. Subsidiaries. The Buyer does not have any direct or indirect Subsidiaries, either wholly or partially owned and the Buyer has no direct or indirect economic, voting or management interest in any Person or owns any securities issued by any Person.

SECTION 4.7.       Periodic Reports of Buyer. The Periodic Reports filed by the Buyer at any time in the four (4) year period prior to the date of this Agreement with the U.S. Securities and Exchange Commission do not contain any material misstatements or omissions of material fact.

SECTION 4.8. Events Subsequent to March 31, 2006. Since the filing of the Buyer’s Form 10-QSB for the first quarter ending March 31, 2006 with the U.S. Securities and Exchange Commission and except for Buyer’s filing of the Form 8-K relating to and disclosing the Letter of Intent of May 24, 2006, there has not been any material change in the Business, financial condition, operations, results of operations, or

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future prospects of any of the Buyer which would have a Material Adverse Effect on of the Buyer.

SECTION 4.9.       Undisclosed Liabilities. Except as shown on Exhibit C, the Buyer does not have any Liability in excess of Two Thousand Dollars ($2,000) that has not been disclosed in Buyer’s Form 10-QSB filed with the U.S. Securities and Exchange Commission for the period ending March 31, 2006.

SECTION 4.10.   Tax Matters. The Buyer has duly and timely filed all Tax Returns that it has been required to file for all periods through and including the Closing Date. All such Tax Returns were correct and complete in all respects. There are no Liens on any of the assets of the Buyer that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Tax Returns of the Buyer has ever been audited or investigated by any taxing Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any taxing Authority with respect to the taxable years covered in such Tax Returns. The Buyer has withheld and paid all Taxes required to have been withheld and paid including, without limitation, sales and use taxes, and all Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

SECTION 4.11.     Real Property. The Buyer does not own or have any interest in any Real Property.

SECTION 4.12. Intellectual Property. The Buyer does not own any Intellectual Property and has no basis to believe that it is or has infringed upon the Intellectual Property rights that may be claimed or held by others.

SECTION 4.13. Contracts. The Buyer is not a party to any: (A) Contract (or group of related Contracts) for the lease of personal property to or from any Person; (B) any Contract (or group of related Contracts) with person; (C) any lease, pledge, conditional sale or title retention agreement; (D) any Contract concerning a partnership or joint venture; (E) any Contract with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person; (F) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible; (G) any Contract pursuant to which the Buyer has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course of Business); (H) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by the Buyer; (I) any form of Contract concerning confidentiality or non-competition or otherwise prohibiting the Buyer from freely engaging in any business; (J) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or

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former directors, officers, and employees; (K) any license, royalty or other Contract relating to Intellectual Property; (L) any Contract involving a governmental body; (M) any Contract for the employment of any individual on a full-tune, part-time, consulting, or providing severance benefits; (N) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Buyer or any predecessor in interest or any acquisition or disposition of any subsidiary, division, line of business, or real property; (O) any Contract under which the Buyer has advanced or loaned any amount to any of its Directors, officers, and employees; and (P) any Contract under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Buyer.

SECTION 4.14.  Notes and Accounts Receivable. All notes and accounts receivable of the Buyer are reflected properly on its books and records.

SECTION 4.15.  Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Buyer.

SECTION 4.16. Insurance. The Buyer maintains sufficient insurance coverage reasonably appropriate for its current operations.

SECTION 4.17.   Litigation. To the Knowledge of the Buyer and its officers and directors, the Buyer is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party to any action, suite or proceeding, baring, investigation, or of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator; (iii) is not threatened to be made a party to any action, suit, proceeding, baring, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

SECTION 4.18. Employees. The Buyer has no outstanding oral or written employment agreements, commitments, or understandings. The Buyer does not maintain or have any commitments, oral or written, relating to any: (A) Employee Welfare Benefit Plan or Employee Pension Benefit Plan; (B) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an Employee Welfare Benefit Plan or Employee Pension Benefit Plan; or (C) any employment agreement.

SECTION 4.19. Environmental Matters. The Buyer and its Affiliates: (A) have complied and are in substantial compliance with all Environmental Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply with any such Environmental Laws; (B) have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities (whether known or unknown, whether asserted or

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unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

SECTION 4.20.  Claims Against Officers and Directors. There are no threatened claims against any Director, officer, employee or agent of the Buyer or any other Person which could give rise to any claim for indemnification against the Buyer.

SECTION 4.21.    Taxes. On the Closing Date, the Buyer shall have no Liability for any Taxes in excess of One Thousand Dollars ($1,000) with respect to any periods ending after March 31, 2006.

SECTION 4.22.   Debt. On the Closing Date, the Buyer shall not have any Liabilities other than Permitted Liabilities unless the Seller’s written consent thereto shall have been delivered by the Seller to the Buyer prior to June 9, 2006.

SECTION 4.23.   Accuracy of Statements. Neither this Agreement nor any Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by the Buyer to the Seller in connection with this Agreement or this Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

SECTION 4.24.   Securities Laws. All of the Shares acquired by the Buyer pursuant to this Agreement are being acquired by the Buyer for investment purposes only and each certificate representing the Shares shall bear a restricted securities legend consistent with the requirements of Section 4(2) of the Securities Act of 1933.

ARTICLE VI

COVENANTS

SECTION 6.1.       General. Each of the parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective this Transaction.

SECTION 6.2.      Notices and Consents. The Seller will cause the Acquired Company to give any notices to third parties, and will cause the Acquired Company to obtain any third party consents, that the Buyer may reasonably request. After Closing, the Seller will cause the Buyer to give notices to and make any filings with the U.S. Securities and Exchange Commission required under Section 13(a) of the Securities Exchange Act.

SECTION 6.3. Operation of Business. From the date of this Agreement until the Closing Date, the Seller shall cause the Acquired Company to be operated in the Ordinary Course of Business and to use commercially reasonable efforts to preserve intact the present business organization and personnel of the Acquired Company,

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preserve the business relationships of the Acquired Company with other Persons material to the operation of the Acquired Company, and not permit any action or omission which would cause any of the representations or warranties of the Acquired Company contained herein to become inaccurate or any of the covenants of the Acquired Companies to be breached.

SECTION 6.4.      Full Access. The Seller will permit and cause the Acquired Company to permit, representatives of the Buyer to assist in performing a due diligence investigation of the Acquired Company or the assets or Business of any of the Acquired Company relative to this Transaction (collectively, “Buyer’s Representatives”) to have full access to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to the Acquired Company and shall make the officers and employees of the Acquired Company available to the Buyer’s Representatives as the Buyer’s Representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Acquired Companies to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which the Acquired Company is bound or any applicable Law or regulation. The Seller will deliver to the Buyer or the Buyer’s Representatives correct and complete copies of the articles of incorporation and bylaws of the Acquired Company, and will also deliver the minute books, stock certificate books and stock record books of the Acquired Company.

SECTION 6.5.       Efforts. Subject to the terms and conditions hereof, each party hereto shall use all reasonable efforts to consummate this Transaction as promptly as practicable. An undertaking of a Person under this Agreement to use such Person’s commercially reasonable efforts shall not require such Person to incur unreasonable expenses or obligations in order to satisfy such undertaking.

SECTION 6.6.      Consistent Tax Reporting. The Seller and the Buyer shall treat and report this Transaction in all respects consistently for purposes of any federal, state, local or foreign Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

SECTION 6.7.     Resignation of Officers and Directors and Delivery of Corporate and Financial Documents. Each officer and Director of the Buyer shall tender his or her resignation from such position, effective as of the Closing. Buyer shall deliver to the Escrow Agent, on or before June 9, 2006, all corporate books, corporate records, and financial books and records of the Buyer and to secure all of them so as to allow the new officers and directors of the Buyer to maintain and keep the corporate books, corporate records, and financial books and records of the Buyer as required under Section 13 of the Securities Exchange Act.

SECTION 6.8.       Post-Closing Covenants. The Seller and the Buyer agree as follows with respect to the period following the Closing: (A) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably

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may request, all at the sole cost and expense of the requesting party. From and after the Closing the Buyer will be entitled to access all documents, books, records, agreements, and financial data of any sort relating to the Acquired Company.

ARTICLE VII

CONDITIONS TO OBLIGATION OF THE SELLER

The obligation of the Seller to consummate this Transaction is subject to satisfaction of the following conditions:

SECTION 7.1.      Representations and Warranties True as of Closing Date. The representations and warranties set forth in Article VII shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

SECTION 7.2.       Compliance with Covenants. The Buyer shall have performed and complied with all of the covenants required of one or both of them as set forth in Article VII hereunder in all material respects through the Closing.

SECTION 7.3.      Financial Condition at Closing. On the Closing Date the Buyer shall have no Liabilities other than Permitted Liabilities and it shall not have any obligation to issue any shares of its capital stock or any obligation to issue any security convertible or exchangeable for its capital stock or which upon exercise of any option, right, or warrant would result in the issuance of its capital stock except as disclosed to Seller on Exhibit C. Further, the Stockholder shall have delivered to the Escrow Agent, one or more stock certificates representing the Shares to be Cancelled together with written instructions instructing the Escrow Agent to effect the cancellation of the Shares to be Cancelled.

SECTION 7.4.     Resignations and Delivery of Corporate and Financial Documents.. The Seller shall have received the resignations, effective as of the Closing, of each Director and officer of the Buyer. Further, the Buyer shall have delivered to the Escrow Agent, on or before June 9, 2006, all corporate books, corporate records, and financial books and records of the Buyer and to secure all of them so as to allow the new officers and directors of the Buyer to maintain and keep the corporate books, corporate records, and financial books and records of the Buyer as required under Section 13 of the Securities Exchange Act (including, but not limited to, all EDGAR filing Codes reasonably needed by the Buyer after Closing).

SECTION 7.5.       Board Approval. The Board of Directors of the Buyer shall have authorized the execution and delivery of this Agreement and the consummation of this Transaction and Buyer shall have delivered to the Escrow Agent, duly executed resolutions adopted by Buyer’s Board of Directors approving this Agreement and the Transactions hereby.

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ARTICLE VIII

CONDITIONS TO OBLIGATION OF THE BUYER

The obligation of the Buyer to consummate this Transaction is subject to satisfaction of the following conditions:

SECTION 8.1.      Representations and Warranties True as of Closing. The representations and warranties set forth in Article VIII shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

SECTION 8.2.       Compliance with Covenants. The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

SECTION 8.3.       Actions or Proceedings. No action, suit, or proceeding shall be pending before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of this Transaction or (B) cause this Transaction to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

ARTICLE IX

SURVIVAL AND REMEDY; INDEMNIFICATION

SECTION 9.1.      Survival of Representations and Warranties. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date and continue in full force and effect until the expiration of the applicable statute of limitations (including any extensions or waivers thereof) (the “Indemnification Period”).

SECTION 9.2. Indemnification by the Seller. (a) In the event that, during the Indemnification Period there is (i) a breach (or an alleged breach) of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, the Seller in this Agreement or any other document contemplated hereby, or in any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement, (ii) any Liabilities, Adverse Consequences or (iii) any demands, assessments, judgments, costs and reasonable legal and other expenses or other Adverse Consequences arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing then, provided that the injured party made a written claim for indemnification and provided that injured party incurs an aggregate of One Thousand Dollars ($1,000) in out-of-pocket expenses and costs in connection with any of the foregoing (the “Threshold Amount”), then thereafter the Seller agrees to indemnify the injured party and its Affiliates from and against the

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entirety of any Adverse Consequences the injured party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences they may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any breach (or alleged breach) of the foregoing.

SECTION 9.3. Other Indemnification Provisions. The liability of any party under this Article IX shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on a party’s fraudulent acts or omissions. None of the provisions of this Agreement shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud including, but not limited to, defenses of statutes of limitations or limitations of damages.

ARTICLE X

TAX MATTERS

SECTION 10.1.   Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date:

SECTION 10.2.    Cooperation on Tax Matters. The Buyer and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article X and any audit, litigation or other proceeding with respect to Taxes.

ARTICLE XI

TERMINATION

SECTION 11.1.   Termination of Agreement. Certain of the parties may terminate this Agreement as follows: the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

SECTION 11.2.     Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach).

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ARTICLE XII

MISCELLANEOUS

SECTION 12.1.   Expenses. Each party will bear his or its own costs and expenses (including, but not limited to, legal fees and expenses) incurred in connection with this Agreement and this Transaction.

SECTION 12.2.    No Third-Party Beneficiaries. Subject to the provisions of Section 12.5, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

SECTION 12.3.    Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

SECTION 12.4.     Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

SECTION 12.5.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

SECTION 12.6.    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 12.7.   Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

(a)	If to the Seller, addressed as follows:
David R. Koos
Bio-Matrix Scientific Group, Inc.
1010 University Avenue, Suite 40

San Diego, California 92103

(b)	If to the Buyer, addressed as follows:

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John Lauring

Tasco Holdings International, Inc.

23 Briham Road

Worchester, Massachusetts 01609

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

SECTION 12.8.    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of California as if this Agreement were fully performed and all obligations recited herein were undertaken solely within the State of California without giving effect to any choice or conflict of Law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California. Any dispute or claims made under this Agreement or any attempt to enforce the terms of this Agreement shall be resolved in San Diego, California pursuant to Section 12.9 of this Agreement.

SECTION 12.9.    Arbitration. Any dispute or claim arising to or in any way related to this Agreement or the subject matter hereof shall be settled by binding arbitration in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate one (1) arbitrator from an approved list of arbitrators following both parties review and deletion of those arbitrators having a conflict of interest with either party.

SECTION 12.10.  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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SECTION 12.11.  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 12.12.  Construction. The parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

SECTION 12.13.  Incorporation of Exhibits, Annexes, and Schedules. The Exhibits (Exhibits A, B, and C), and any Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

SECTION 12.14.  Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of a material breach of this Agreement. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the aforementioned provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Buyer”

Tasco Holdings International, Inc.

By: _______________________________
Name: John Luring, President

“Seller”

Bio-Matrix Scientific Group, Inc.,
a Delaware corporation

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By:_________________________________

David R. Koos, Chairman and CEO

[SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT]

EXHIBIT A

ESCROW AGREEMENT

(Attached)

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EXHIBIT B

FINANCIAL STATEMENTS

(As attached and as incorporated by reference.)

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EXHIBIT C

UNDISCLOSED LIABILITIES AND SECURITIES ISSUANCES OF THE BUYER

(As listed below.)

Amount of Undisclosed Liabilities:	$__________________

Descriptions/Listing:

Amounts of Undisclosed Securities Issuances:	$___________________

Descriptions/Listing:

Initials:

__________

Buyer

__________
Seller

Bio-Matrix-Tasco Agrmt.

Ver8:06-09-06